As filed with the Securities and Exchange Commission on March 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Penn Virginia Corporation

(Exact name of registrant as specified in its charter)

Virginia	1311	23-1184320
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

16285 Park Ten Place, Suite 500

Houston, Texas 77084

(713) 722-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Katherine J. Ryan

Vice President, Chief Legal Counsel and Corporate Secretary

16285 Park Ten Place, Suite 500

Houston, Texas 77084

(713) 722-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

811 Main, Suite 3000

Houston, Texas 77002

(346) 718-6600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common stock, par value $0.01 per share	22,597,757	$14.80	$334,446,803.60	$36,488.15

(1)

Pursuant to Rule 416 under the Securities Act, the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low sales prices of the Registrant’s common stock on March 2, 2021, as reported on the Nasdaq Global Select Market.

(3)	Estimated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 9, 2021

PROSPECTUS

Penn Virginia Corporation

22,597,757 Shares

Common Stock

The selling shareholders named in this prospectus (the “selling shareholders”), should they choose to do so, may offer up to 22,597,757 shares of common stock, par value $0.01 per share (our “common stock”), of Penn Virginia Corporation (the “Company”) issuable to the selling shareholders pursuant to the terms of the Amended and Restated Agreement of Limited Partnership (the “Limited Partnership Agreement”) of PV Energy Holdings, L.P., a Delaware limited partnership and a subsidiary of the Company (the “Partnership”), as described under the heading “Selling Shareholders.” This prospectus is being filed pursuant to that certain Investor and Registration Rights Agreement, dated as of January 15, 2021 between the Company and certain of the selling shareholders (the “Registration Rights Agreement”). The selling shareholders will receive all proceeds from the sale of the shares of common stock being offered in this prospectus. We will not receive any proceeds from the sale of shares by the selling shareholders. We are required to pay certain offering fees and expenses in connection with the registration of the selling shareholders’ securities and to indemnify the selling shareholders against certain liabilities. For more information related to the selling shareholders, please read “Selling Shareholders.”

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

There can be no assurances that the selling shareholders will sell any or all of the securities offered under this prospectus. The selling shareholders may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling shareholders may offer and sell these securities from time to time, together or separately. If the selling shareholders use underwriters, dealers or agents to sell such securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds the selling shareholders expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “PVAC.” On March 8, 2021, the closing price of our common stock on the Nasdaq Global Select Market was $18.19 per share.

Investing in our common stock involves a high degree of risk. Before buying any common stock, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March 9, 2021

We and the selling shareholders have not authorized any person to provide you with any information or represent anything other than what is contained in this prospectus or incorporated by reference in this prospectus. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you.

You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling shareholders may, over time, offer and sell the securities described in this prospectus in one or more offerings or resales. This prospectus provides a general description of the securities. Each time any of the selling shareholders sell any of the securities described herein, the selling shareholders may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus to “Penn Virginia,” “the Company,” “us,” “our,” “we,” or similar expressions refer to Penn Virginia Corporation, together with all of its subsidiaries.

PENN VIRGINIA CORPORATION

We are an independent oil and gas company engaged in the onshore exploration, development and production of crude oil, natural gas liquids, or NGLs, and natural gas. Our current operations consist of drilling unconventional horizontal development wells and operating our producing wells in the Eagle Ford Shale, or the Eagle Ford, in Gonzales, Lavaca, Fayette and DeWitt Counties in South Texas.

Our principal executive offices are located at 16285 Park Ten Place, Suite 500, Houston, Texas 77084, and our telephone number is (713) 722-6500. Information contained on our website, www.pennvirginia.com, does not constitute a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in this prospectus, any prospectus supplement, our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q filed since our most recent Annual Report on Form 10-K and our other filings with the SEC that are incorporated into this prospectus in evaluating an investment in our securities. The described risks could materially and adversely affect our business, financial condition or results of operation. If any of the risks were to actually occur, they may materially harm our business and our financial condition and results of operations. In this event, the trading price of our common stock could decline and you could lose some or all of your investment.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein or incorporated by reference into this prospectus that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We use words such as “anticipate,” “guidance,” “assumptions,” “projects,” “estimates,” “expects,” “continues,” “intends,” “plans,” “believes,” “forecasts,” “future,” “potential,” “may,” “possible,” “could” and variations of such words or similar expressions to identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following:

•

risks related to the recently completed transactions with Juniper Capital Advisors, L.P. (“Juniper Capital”) and its affiliates, including the risk that the benefits of the transactions may not be fully realized or may take longer to realize than expected, and that management attention will be diverted to transaction-related issues;

•	risks related to completed acquisitions, including our ability to realize their expected benefits;

•	the decline in, sustained market uncertainty of, and volatility of commodity prices for crude oil, natural gas liquids, or NGLs, and natural gas, including the recent dramatic decline of such prices;

•

the impact of the COVID-19 pandemic, including reduced demand for oil and natural gas, economic slowdown, governmental actions, stay-at-home orders, interruptions to our operations or our customer’s operations;

•	risks related to and the impact of actual or anticipated other world health events;

•	risks related to acquisitions, and dispositions including our ability to realize their expected benefits;

•

our ability to satisfy our short-term and long-term liquidity needs, including our ability to generate sufficient cash flows from operations or to obtain adequate financing, including access to the capital markets, to fund our capital expenditures and meet working capital needs;

•	our ability to access capital, including through lending arrangements and the capital markets, as and when desired;

•	negative events or publicity adversely affecting our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties;

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical;

•	our ability to execute our business plan in volatile and depressed commodity price environments;

•	our ability to develop, explore for, acquire and replace oil and gas reserves and sustain production;

•	changes to our drilling and development program;

•	our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations;

•	our ability to meet guidance, market expectations and internal projections, including type curves;

•	any impairments, write-downs or write-offs of our reserves or assets;

•	the projected demand for and supply of oil, NGLs and natural gas;

•	our ability to contract for drilling rigs, frac crews, materials, supplies and services at reasonable costs;

•	our ability to renew or replace expiring contracts on acceptable terms;

•

our ability to obtain adequate pipeline transportation capacity or other transportation for our oil and gas production at reasonable cost and to sell our production at, or at reasonable discounts to, market prices;

•	the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves;

•	use of new techniques in our development, including choke management and longer laterals;

•	drilling, completion and operating risks, including adverse impacts associated with well spacing and a high concentration of activity;

•	our ability to compete effectively against other oil and gas companies;

•	leasehold terms expiring before production can be established and our ability to replace expired leases;

•	environmental obligations, costs and liabilities that are not covered by an effective indemnity or insurance;

•	the timing of receipt of necessary regulatory permits;

•	the effect of commodity and financial derivative arrangements with other parties and counterparty risk related to the ability of these parties to meet their future obligations;

•	the occurrence of unusual weather or operating conditions, including force majeure events;

•	our ability to retain or attract senior management and key employees;

•	our reliance on a limited number of customers and a particular region for substantially all of our revenues and production;

•	compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters;

•	physical, electronic and cybersecurity breaches;

•	uncertainties relating to general domestic and international economic and political conditions;

•	the impact and costs associated with litigation or other legal matters;

•	sustainability initiatives; and

•	other factors set forth in our periodic filings with the SEC, including the risks set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020.

The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors.

Additional information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

USE OF PROCEEDS

All of our common stock covered by this prospectus is being sold by the selling shareholders. See “Selling Shareholders.” We will not receive any proceeds from these sales of our common stock.

SELLING SHAREHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 22,597,757 shares of common stock that may be offered and sold from time to time under this prospectus by the selling shareholders identified below, subject to any appropriate adjustment as a result of any share subdivision, split, combination or other reclassification of our common stock.

Pursuant to the Limited Partnership Agreement, at any time on or after July 14, 2021, each selling shareholder may elect to have each common unit of the Partnership (the “common units”), together with 1/100th of a share of the Company’s Series A preferred stock, par value $0.01 (the “Series A preferred stock”), held by it redeemed for, at the Partnership’s option, either (a) one share of common stock or (b) a cash payment equal to the average of the volume-weighted closing price of one share of common stock for the five trading days prior to the date the selling shareholder delivers a notice of redemption for each common unit and 1/100th of a share of Series A preferred stock redeemed. The selling shareholders acquired, as applicable, the common units and shares of Series A preferred stock pursuant to a private placement under (i) that certain Contribution Agreement, dated November 2, 2020, by and among the Company, the Partnership and JSTX Holdings, LLC (“JSTX”) and (ii) that certain Contribution Agreement, dated November 2, 2020 (the “Asset Agreement”), by and among the Company, the Partnership and Rocky Creek Resources, LLC (“Rocky Creek”) each of which closed on January 15, 2021 (the “Closing Date”) (collectively, the “Transactions”).

On the Closing Date, we entered into the Registration Rights Agreement with the selling shareholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain common stock held by the selling shareholders from time to time as permitted by Rule 415 promulgated under the Securities Act, or the Securities Act. We are registering our common stock described in this prospectus pursuant to the Registration Rights Agreement. We are required to pay certain offering fees and expenses in connection with the registration of the selling shareholders’ securities and to indemnify the selling shareholders against certain liabilities. For information regarding the director appointment and other governance rights of the selling shareholders pursuant to the Registration Rights Agreement, as well as the rights of holders of the Series A preferred stock, please read “Description of Capital Stock—Investor and Registration Rights Agreement” and “Description of Capital Stock—Series A Preferred Stock,” respectively.

In addition, the selling shareholders identified below may sell, transfer or otherwise dispose of some or all of their common stock included in this registration statement in private placements or other transactions exempt from or not subject to the registration requirements of the Securities Act. The selling shareholders identified below may currently hold or acquire at any time shares of common stock in addition to those registered hereby.

We have prepared the table and the related notes based on information supplied to us by the selling shareholders on or prior to March 3, 2021. We have not sought to verify such information. Additionally, some or all of the selling shareholders may have sold or transferred some or all of our common stock listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Information concerning the selling shareholders may change from time to time, including by addition of additional selling shareholders, and, if necessary, we will amend or supplement this prospectus accordingly.

The selling shareholders, or their partners, pledgees, donees, transferees or other successors that receive the shares and their corresponding registration in accordance with the Registration Rights Agreement to which the selling shareholder is party (each also a selling shareholder for purposes of this prospectus), may sell up to all of the shares of common stock shown in the table below under the heading “Shares of Common Stock to be Offered” pursuant to this prospectus in one or more transactions from time to time as described below under “Plan of Distribution.” However, the selling shareholders are not obligated to sell any of our common stock offered by this prospectus.

The information set forth in the table below regarding the beneficial ownership after resale of the shares of common stock is based upon the assumption that the selling shareholders will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person named below.

The percentage of shares beneficially owned is based on (i) 15,266,598 shares of our common stock issued and outstanding as of February 19, 2021, (ii) the assumed issuance of 22,548,109 shares of our common stock pursuant to the redemption of 22,548,109 common units of the Partnership, along with 225,481.09 shares of Series A preferred stock of the Company, outstanding as of February 19, 2021, as discussed above, and (iii) the assumed issuance of 49,648 shares of our common stock pursuant to the redemption of 49,648 common units of the Partnership, along with of 496.48 shares of the Series A preferred stock of the Company, which may be issued under certain post-closing adjustments to the purchase price for the contributed assets under the Asset Agreement, as discussed above.

Name of selling shareholder	Shares of Common Stock beneficially owned prior to the offering		Shares of Common Stock to be offered	Shares of Common Stock beneficially owned after the offering**
	Number	Percentage		Number	Percentage
JSTX Holdings, LLC(1)	17,142,857	45.3%	17,142,857	0	*
Rocky Creek Resources, LLC(2)	5,454,900	14.4%	5,454,900	0	*

*	Represents less than 1%.

**	Assumes each selling shareholder sells all of the shares of common stock shown under “Offered Hereby.”

(1)

JSTX was issued 171,428.57 shares of Series A preferred stock of the Company and 17,142,857 common units of the Partnership on the Closing Date. Juniper Capital III, L.P. (“Fund III LP”) and Juniper Phoenix Partners, L.P. (“Phoenix”) hold the listed shares through JSTX, their wholly owned subsidiary. Juniper Capital III GP, L.P. (“Fund III GP”) has investment power over the shares of common stock held by Fund III LP and Phoenix. Fund III GP’s agreement of limited partnership dictates that the disposition of a material interest held by Fund III LP must be approved by two of the three members of the Investment Committee of Fund III GP, one of whom must be Edward Geiser, the current Chairman of our Board of Directors (the “Board”). Phoenix does not have a separate investment committee, and it is bound by any and all decisions made by the Fund III GP Investment Committee on behalf of Fund III LP. Juniper Capital has the authority to direct voting of shares of common stock held or acquired by Fund III LP and Phoenix. Edward Geiser is the sole owner of the ultimate general partner of each of Fund III LP and Phoenix and may be deemed to have shared beneficial ownership over the securities held by JSTX.

(2)

Rocky Creek was issued 54,052.52 shares of Series A preferred stock of the Company and 5,405,252 common units of the Partnership on the Closing Date and may receive up to an additional 496.48 shares of Series A preferred stock of the Company and 49,648 common units of the Partnership pending certain post-closing adjustments to the purchase price for the contributed assets under the Asset Agreement. Further, the Asset Agreement requires Rocky Creek to place 10% of the common units of the Partnership that it received in exchange for the contributed assets, together with corresponding shares of Series A preferred stock of the Company, into an escrow account to support its indemnity obligations thereunder. Subject to customary holdbacks for any pending indemnification claims, 50% of the common units will be disbursed on July 14, 2021, and the remainder will be disbursed on January 15, 2022.

Juniper Capital II, L.P. (“Fund II LP”) holds the majority of shares listed through Rocky Creek, its controlled and majority owned subsidiary. Juniper Capital II GP, L.P. (“Fund II GP”) has dispositive power over the shares of common stock held by Fund II LP. Fund II LP’s agreement of limited partnership dictates that the disposition of a material interest held by Fund II must be approved by two of the three members of the Investment Committee of Fund II GP, one of whom must be Edward Geiser, the current Chairman of the Board. Juniper Capital has the authority to direct voting of shares of common stock held or acquired by Fund II LP. Edward Geiser is the sole owner of the ultimate general partner of Fund II LP and may be deemed to have shared beneficial ownership over the securities held by Rocky Creek.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling shareholders as to any plan of distribution. Distributions of our common stock by the selling shareholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which our common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which our common stock may be sold include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distributions of the shares by any selling shareholder to its partners, members or shareholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell common stock pursuant to Section 4(a)(2) of the Securities Act or under Rule 144 under the Securities Act, in each case if available, rather than under this prospectus.

Such transactions may be effected by the selling shareholders at market prices prevailing at the time of sale or at negotiated prices. The selling shareholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling shareholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling shareholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of our common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register our common stock for sale under the Securities Act and to indemnify the selling shareholders and each person who participates as an underwriter in the offering of our common stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the securities under this prospectus, the selling shareholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The selling shareholders may from time to time pledge or grant a security interest in some or all of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling shareholders will sell any or all of the securities offered under this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our Second Amended and Restated Articles of Incorporation, as amended (our “Articles of Incorporation”), our Fifth Amended and Restated Bylaws (our “Bylaws”) and the Registration Rights Agreement. We urge you to read our Articles of Incorporation, our Bylaws and the Registration Rights Agreement, which are incorporated in this prospectus by reference as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of Virginia law.

As of February 19, 2021, our authorized capital stock was 50,000,000 shares. Those shares consisted of 5,000,000 authorized shares of preferred stock (par value $0.01 per share), of which 225,481.09 shares were outstanding as of February 19, 2021, and 45,000,000 authorized shares of common stock (par value $0.01 per share), of which 15,266,598 shares were outstanding as of February 19, 2021.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “PVAC.”

Common Stock

Dividends

Subject to the rights of any series of preferred stock that we may issue, the holders of common stock may receive dividends when declared by the Board. Dividends may be paid in cash, in property or in shares of stock, or in any combination thereof.

Fully Paid

All outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

Subject to the special voting rights of any preferred stock that we may issue, the holders of common stock may vote one vote for each share held together as a single class in the election of directors and on all other matters voted upon by our shareholders. Currently, the common stock and Series A preferred stock vote together as a single class in the election of directors and on all other matters voted upon by the holders of common stock. In uncontested elections, directors are elected by a majority of the votes cast in the election for such director nominee; in contested elections, directors are elected by a plurality of the votes cast in the election for such director nominee. Holders of common stock may not cumulate their votes in the elections of directors. The affirmative vote of more than two-thirds of our outstanding shares of common stock is required for amendments to our Articles of Incorporation, the approval of mergers, statutory share exchanges, certain sales or other dispositions of assets outside the usual and regular course of business, conversions, domestications and dissolutions. However, holders of our common stock are not entitled to vote on any amendment to our Articles of Incorporation that relates solely to the terms of any one or more series of preferred stock. The affirmative vote of at least 67% of our outstanding shares of common stock is required to amend the “Corporate Opportunity” provisions of our Articles of Incorporation described below. All other matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter.

Liquidation Rights

If we dissolve our business, either voluntarily or not, holders of common stock will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Other Rights

The holders of common stock have no preemptive rights to purchase our shares of common stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

Preferred Stock

The Board is authorized, without approval of shareholders, to issue one or more series of preferred stock. Subject to the provisions of our Articles of Incorporation and limitations prescribed by law, the Board may adopt an amendment to our Articles of Incorporation setting the number of shares of each series and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue.

Undesignated preferred stock may enable the Board to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Series A Preferred Stock

On the Closing Date, we issued 225,481.09 shares of Series A preferred stock. Our Series A preferred stock may only be issued to and registered in the name of JSTX, Rocky Creek, their respective successors and permitted assigns (as governed by our Articles of Incorporation).

Each 1/100th of a share of our Series A preferred stock entitles the holder to one vote on all matters submitted to a vote of the holders of our common stock, as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of our common stock into a greater or lesser number of shares.

Shares of our Series A preferred stock are non-economic interests in the Company, and no dividends can be declared or paid on the Series A preferred stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holder of our Series A preferred stock shall be entitled to receive, out of the assets of the Company or proceeds thereof available for distribution to shareholders of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of our common stock and any other stock of the Company ranking junior to our Series A preferred stock as to such distribution, payment in full in an amount equal to $0.01 per share of Series A preferred stock.

Our Series A preferred stock is not convertible into any other security of the Company. However, if a holder exchanges one common unit of the Partnership for one share of our common stock, it must also surrender to us 1/100th of a share of our Series A preferred stock for each common unit exchanged.

Anti-Takeover Provisions

Certain provisions in our Articles of Incorporation and our Bylaws, as well as certain provisions of Virginia law, may make more difficult or discourage a takeover of our business.

Certain Provisions of Our Articles of Incorporation and Our Bylaws

Shareholder Action by Unanimous Consent. Any action that could be taken by shareholders at a meeting may be taken, instead, without a meeting and without notice if a consent in writing is signed by all the shareholders entitled to vote on the action.

Blank Check Preferred Stock. Our Articles of Incorporation authorize the issuance of blank check preferred stock. As described above under “—Preferred Stock,” the Board can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the Board opposes.

Vacancies in the Board. Subject to the rights of any preferred stock, any vacancy in the Board resulting from any death, resignation, retirement, disqualification, removal from office or newly created directorship resulting from an increase in the authorized number of directors or otherwise may be filled by majority vote of the remaining directors then in office, even if less than a quorum, or shareholders.

Special Meetings of Shareholders. Special meetings of shareholders may be called at any time and from time to time only upon the written request of the Board, the chairman of the Board or the holders of a majority of our outstanding common stock.

Advance Notice Requirements for Shareholder Director Nominations and Shareholder Business. Our Bylaws require that advance notice of shareholder director nominations and shareholder business for annual meetings be made in writing and given to our corporate secretary, together with certain specified information, not less than 90 days nor more than 120 days before the anniversary of the immediately preceding annual meeting of shareholders, subject to other timing requirements as specified in our Bylaws.

Virginia Anti-Takeover Statutes and Other Virginia Laws

Control Share Acquisitions Statute. Under the Virginia control share acquisitions statute, shares acquired in an acquisition that would cause an acquiror’s voting strength to meet or exceed any of three thresholds (20%, 33 1/3% or 50%) have no voting rights unless (1) those rights are granted by a majority vote of all outstanding shares other than those held by the acquiror or any officer or employee director of the corporation or (2) the articles of incorporation or bylaws of the corporation provide that the provisions of the control share acquisitions statute do not apply to acquisitions of its shares. An acquiring person that owns five percent or more of the corporation’s voting stock may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. This regulation was designed to deter certain takeovers of Virginia public corporations. Virginia law permits corporations to opt out of the control share acquisition statute. We have not opted out.

Affiliated Transactions. Under the Virginia anti-takeover law regulating affiliated transactions, material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares are required to be approved by the holders of at least two-thirds of the remaining voting shares. Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a 10% holder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than five percent. For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares and a majority of the disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, the approval of the disinterested directors is no longer required. The provisions of this statute do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder. As permitted by Virginia law, we have opted out of the affiliated transactions provisions.

Director Standards of Conduct

Under Virginia law, directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Virginia law provides that, in determining the best interests of the corporation, a director may consider the possibility that those interests may best be served by the continued independence of the corporation.

Corporate Opportunities

In our Articles of Incorporation, subject to certain limitations, we expressly waive any fiduciary duty owed to us by our directors with respect to any business opportunities that may be of interest to us, including any conflict of interest caused if one of our directors takes advantage of such a business opportunity. Our directors may further their self-interest and engage in such a business opportunity for their own benefit so long as such a director did not specifically become aware of the opportunity in his or her capacity as a representative of the Company. Our directors may engage in the same or similar business as the Company and have no duty to share any business opportunity that may be of interest to us if such a director learned of the opportunity outside of his or her role as a representative of the Company. Further, under the Registration Rights Agreement, Juniper Capital, its affiliates and the Investor Directors (as defined below) are not obligated to present any business opportunities, other than those presented to such persons solely in their role as directors of the Company, to us.

Exclusive Forum

Our Articles of Incorporation provide that the United States District Court for the Eastern District of Virginia is the sole and exclusive forum for any derivative action brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim arising under the Virginia Stock Corporation Act or any action asserting a claim against us that is governed by the internal affairs doctrine. The choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Indemnification of Officers and Directors

Virginia law permits, and our Articles of Incorporation provide for, the indemnification of our directors and officers with respect to certain liabilities and expenses imposed upon them in connection with any civil, criminal or other proceeding by reason of having been a director or officer of the Company. This indemnification does not apply to willful misconduct or a knowing violation of the criminal law. We have been informed that in the opinion of the SEC indemnification for liability under the Securities Act is against public policy and is unenforceable.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Investor and Registration Rights Agreement

We entered into the Registration Rights Agreement with JSTX and Rocky Creek, pursuant to which JSTX and Rocky Creek (i) were granted certain registration rights with respect to the common stock issued or issuable upon redemption or exchange of the common units to be issued in the Transactions pursuant to the Limited Partnership Agreement (the “Registrable Securities”), and (ii) are entitled to certain rights and subject to certain obligations with respect to the governance of the Company, including rights to designate a number of members of the Board based on Juniper Capital’s beneficial ownership of our common stock (or the common units and Series A Preferred Stock redeemable or exchangeable therefor).

Registration Rights. Pursuant to the Registration Rights Agreement, we are required to file a registration statement registering the resale of Registrable Securities held by JSTX and Rocky Creek, including this registration statement. Subject to certain limitations, at any time from and after the effectiveness of such registration statement, JSTX and Rocky Creek may request to sell all or any portion of their Registrable Securities included thereon in an underwritten offering that is registered pursuant to such registration statement if the total offering price of the Registrable Securities to be sold in such offering (before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $25,000,000. The holders of Registrable Securities will also have certain “piggy-back” rights to include Registrable Securities in underwritten offerings of the Company. We will bear the expenses incurred in connection with the filing of any such registration statements (other than any underwriting fees, discounts and selling commissions attributable to the sale of Registrable Securities).

Governance. The Board consists of nine members, including five directors (the directors from time to time appointed to the Board pursuant to Juniper Capital’s designation rights under the Articles of Incorporation, the “Investor Directors”) (who may initially all be affiliates or employees of Juniper Capital or its affiliates (“Investor Affiliated Directors”)) designated by JSTX and Rocky Creek, and their respective successors and permitted assigns (collectively, the “Permitted Series A Owners”). So long as the Permitted Series A Owners continuously hold each below listed threshold amount of the Total Shares (as defined below), the Permitted Series A Owners will have the specified director designation rights, and the Board will be composed of directors, as noted below:

•

at least 50% of the number of shares of common stock then issuable to the Permitted Series A Owners upon redemption or exchange of the common units for common stock pursuant to the Limited Partnership Agreement plus the number of shares of common stock then outstanding (such sum, the “Total Shares”): (i) up to five directors (who may all be Investor Affiliated Directors) designated by Permitted Series A Owners, plus (ii) three independent directors that are not affiliated with Juniper Capital (“Non-Affiliated Directors”) and (iii) the Chief Executive Officer of the Company (“CEO”);

•

at least 40%, but less than 50%, of the Total Shares: (i) up to four directors (who may all be Investor Affiliated Directors) designated by Permitted Series A Owners, plus (ii) three Non-Affiliated Directors, (iii) the CEO and (iv) one Non-Affiliated Director as recommended by the Nominating and Governance Committee of the Board (the “Governance Committee”);

•

at least 30%, but less than 40%, of the Total Shares: (i) up to three directors (who may all be Investor Affiliated Directors) designated by Permitted Series A Owners, plus (ii) three Non-Affiliated Directors and (iii) the CEO;

•

at least 20%, but less than 30%, of the Total Shares: (i) up to two directors (who may all be Investor Affiliated Directors) designated by Permitted Series A Owners, plus (ii) three Non-Affiliated Directors and (iii) the CEO; and

•

at least 10%, but less than 20%, of the Total Shares: (i) up to one director (who may be an Investor Affiliated Director) designated by Permitted Series A Owners, plus (ii) three Non-Affiliated Directors and (iii) the CEO.

Subject to compliance with applicable law and stock exchange rules, (i) if Permitted Series A Owners own at least 50% of the Total Shares, the Governance Committee will include at least one Non-Affiliated Director and (ii) if Permitted Series A Owners own less than 50%, the Governance Committee will include at least one Investor Affiliated Director and one Non-Affiliated Director.

Transfer Agent and Registrar

Our transfer agent and registrar of our common stock is American Stock Transfer & Trust Company.

LEGAL MATTERS

Certain legal matters in connection with our common stock will be passed upon for us by Hunton Andrews Kurth LLP, Richmond, Virginia. Certain other legal matters will be passed upon for us by our outside counsel, Gibson, Dunn  & Crutcher LLP, Houston, Texas.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference herein regarding our estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on the estimated reserve evaluations and related calculations of DeGolyer and MacNaughton, Inc., an independent firm of petroleum engineers, geologists, geophysicists and petro physicists. These estimates are aggregated and the sums are incorporated by reference herein in reliance upon the authority of those firms as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information about registrants, like us, that have been filed electronically with the SEC. You can access the SEC’s internet site at www.sec.gov. You can also obtain information about us on our website at www.pennvirginia.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or any prospectus supplement or a document incorporated by reference in this prospectus or in any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•

our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 9, 2021, including the portions of our Definitive Proxy Statement on Schedule 14A, to be filed with the SEC and incorporated by reference therein;

•	our Current Reports on Form 8-K filed on January 6, 2021, January 14, 2021, January 21, 2021 and February 4, 2021; and

•

the description of the Company’s common stock in our Registration Statement on Form 8-A12B (Registration No. 001-13283) filed on December 22, 2016, as the Company may update that description from time to time, including through our Annual Reports on Form 10-K.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the initial date of the registration statement until the effective date of the registration statement and from the date of this prospectus to the completion of the offering of the securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. You may obtain a copy of these filings by writing or telephoning:

Penn Virginia Corporation

Attention: Katherine J. Ryan

16285 Park Ten Place, Suite 500

Houston, Texas 77084

(713) 722-6500

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$36,488.15
Printing and engraving expenses	*
Fees and expenses of legal counsel	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous	*

Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item	15. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the Commonwealth of Virginia. The Virginia Stock Corporation Act (“VSCA”) permits a Virginia corporation to indemnify its directors and officers in connection with certain actions, suits and proceedings brought against them if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director or officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation. The VSCA further provides that a Virginia corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaws, except an indemnity against willful misconduct or a knowing violation of criminal law. Our Articles of Incorporation provide that a director or officer or former director or officer of the Company shall be indemnified to the fullest extent permitted by the VSCA as currently in effect or as later amended in connection with any action, suit or proceeding (including a proceeding by the corporation or in its right) because such individual is or was a director or officer of the Company or because such individual is or was serving the Company or any other legal entity in any capacity at the request of the Company.

The VSCA establishes a statutory limit on liability of directors and officers of a Virginia corporation for damages assessed against them in a suit brought by the corporation or in its right or brought by or on behalf of shareholders of the corporation and authorizes it, with shareholder approval, to specify a lower monetary limit on liability in the corporation’s articles of incorporation or bylaws; the liability of a director or officer, however, shall not be limited if such director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. Our Articles of Incorporation provide for the limitation or elimination of the liability of our directors or officers or former directors or officers for monetary damages to us or our shareholders to the fullest extent permitted by the VSCA as currently in effect or as later amended.

We carry insurance on behalf of our directors and officers and have entered into an indemnity agreement with each of our directors. The agreement provides for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by our directors in various legal proceedings in which they may be involved by reason of their service as directors, as permitted by Virginia law and our Articles of Incorporation.

Item	16. Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	Exhibit Number	Filing Date	SEC File No.	Filed Herewith
3.1	Second Amended and Restated Articles of Incorporation of Penn Virginia Corporation	8-K	3.1	09/15/2016	001-13283

3.2	Articles of Amendment, dated as of January 14, 2021, to the Second Amended and Restated Articles of Incorporation of Penn Virginia Corporation	8-K	3.1	01/21/2021	001-13283

3.3	Fifth Amended and Restated Bylaws of Penn Virginia	8-K	3.2	01/21/2021	001-13283

4.1	Investor and Registration Rights Agreement, dated January 15, 2021	8-K	10.2	01/21/2021	00113283

5.1	Opinion of Hunton Andrews Kurth LLP.					X

23.1	Consent of Grant Thornton LLP					X

23.2	Consent of DeGolyer and MacNaughton					X

23.3	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included in signature page).					X

Item	17. Undertakings

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for purposes of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 9, 2021.

Penn Virginia Corporation

By:	/S/ DARRIN HENKE
Darrin Henke
President, Chief Executive Officer and Director

Each person whose signature appears below appoints Russell T Kelley, Jr. and Katherine J. Ryan, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Name	Title	Date

/s/ Darrin Henke Darrin Henke	President, Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2021

/s/ Russell T. Kelley, Jr. Russell T. Kelley, Jr.	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	March 9, 2021

/s/ Tammy L. Hinkle Tammy L. Hinkle	Vice President and Controller (Principal Accounting Officer)	March 9, 2021

/s/ Edward Geiser Edward Geiser	Chairman of the Board	March 9, 2021

/Darin G. Holderness Darin G. Holderness	Director	March 9, 2021

/s/ Tiffany Thom Cepak Tiffany Thom Cepak	Director	March 9, 2021

/s/ Kevin Cumming Kevin Cumming	Director	March 9, 2021

/s/ Tim Gray Tim Gray	Director	March 9, 2021

/s/ Temitope Ogunyomi Temitope Ogunyomi	Director	March 9, 2021

/s/ Joshua Schmidt Joshua Schmidt	Director	March 9, 2021